Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We consent to the incorporation by reference in the Registration Statement No. 333-127744 filed on Form S-8 of Bois d’Arc Energy, Inc. and the related Prospectus of the reference of our firm and to the reserve estimates as of December 31, 2006 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2006 of Bois d’Arc Energy, Inc., filed with the Securities and Exchange Commission.

/s/ LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma
February 28, 2007